                                                                 EXHIBIT (a)(14)

    Power Point Presentation of Basic Terms of Exchange Offer to Employees

                               Offer to Exchange

                                InfoSpace, Inc.
                                 October 2001

                            Background/Introduction

                                  Ed Belsheim

                                 "Safe Harbor"

   Comments made during this presentation are subject to the written terms of the Offer to Exchange, the restricted stock agreement and the stock plans of the Company.

                        What is the Offer to Exchange?

  .  Eligible Employees may exchange Eligible Options for restricted stock.

  . Exchange ratio is one share of restricted stock for every four Eligible Options surrendered.

  .  U.S.-based employees are also eligible for supplemental grants.

                          Who are Eligible Employees?

  . Full-time U.S.-based employees of InfoSpace, Inc. or a U.S. subsidiary of InfoSpace

  . Employees employed October 29 and remain employed until the restricted stock is granted. (expected to be 11/28)

  .  Employees with outstanding unexercised Eligible Options

                          What are Eligible Options?

   Outstanding unexercised options (vested or not) with strike prices (greater than)=$3 from:

  .  The February 6, 2001 special option grant program

  .  New hire grants after February 6, 2001

                           What is Restricted Stock?

  .  Shares are issued at no additional cost to you.

  .  Shares are subject to forfeiture and restriction on transfer until vested.

                               Exchange Example

                                            Pre-Exchange          Post-Exchange
                           Grant    Strike  Outstanding  Exchange  Outstanding
                           Dates    Price     Options     Shares     Options
                         --------- -------- ------------ -------- -------------
Unaffected               7/24/1998 $ 1.0000    1,000                  1,000*
Special Options          4/17/2000 $45.4375      500
                         9/18/2000 $35.1250      250
Eligible Options          2/6/2001 $ 3.6563      600       150
                                               -----       ---        -----
                                               2,350       150        1,000

--------
* The options with the strike price of $1.00 are not eligible for the exchange.

                              Supplemental Grants

  .  For U.S.-based employees

  .  Discretionary

  .  Subject to the same terms and conditions as grants under the exchange offer

  .  To receive a supplemental grant:

(check mark)You must participate in the Offer if eligible

(check mark)The Company must accept the Offer

                          How Does the Exchange Work?

  .  Each Eligible Employee must elect whether or not to participate

  .  The Company must decide to accept the Offer (aiming for 95% participation)

  . If accepted, shares granted will be held in a custodial account until they vest, at which time they will be issued to you (less applicable withholding tax)

                               Vesting Overview

  .  Vesting = lapse of restrictions

  .  Vesting will commence on November 28, 2001

  . Shares received for options exchanged will vest quarterly over two years on the following dates:

                           2002                        2003
                           ----                        ----
            12.5% on February 27               12.5% on February 27
            12.5% on May 27                    12.5% on May 27
            12.5% on August 27                 12.5% on August 27
            12.5% on November 27               12.5% on November 27
--------
Note: Vesting occurs at 9:00 p.m. PST on the vesting date. You must be employed at such time.

                           Trading the Vested Shares

  . On the first trading day following each vesting date, vested shares will be deposited to your Paine Webber account

(check mark)less the shares sold to fulfill the tax withholding obligations and the Paine Webber commission.

  . You may trade the shares upon receipt. Your trading, as always, is subject to the insider trading policy of the Company.

                              Basic Tax Overview

  . No tax upon grant of restricted stock (unless 83(b) tax election (discussed later) is made).

  . Upon vesting, the fair market value (FMV) of your shares is included in your taxable wages.

  . Wage compensation is subject to withholding tax requirements. (27% FIT, 6.2% FICA, 1.45% Medicare, any State Tax)

  . At each vest, shares will be sold for each employee related to his/her estimated withholding taxes.

                          How do I make the decision?

  .  Each Eligible Employee needs to evaluate his situation

(check mark)Consult your personal tax advisor, lawyer, or financial planner, to determine the tax, financial, and legal implications of this offer on your personal situation.

  . Keep in mind that if you are eligible and choose not to participate, you are not eligible for a supplemental grant.

                             How do I participate?

  .  Give Brent Satterlee before 9:00 p.m. PST November 26, 2001:

    .  An Election Form

      .  REGARDLESS of whether you choose to participate or not

    .  Any original stock option agreements for Option Grants (greater than)=$3

                            Sources of Information

  .  Attend the Tax Seminar

    .  (schedule published on intranet soon)

  .  Visit The Bridge

  .  Send questions via email to eo@infospace.com

                               Restricted Stock

                                 Tax Overview

                            By John Ferry, V.P. Tax

                         For Discussion Purposes Only

                                 Tax Overview

Comments made during this presentation are subject to the written terms of the Offer to Exchange, the restricted stock agreement and the stock plans of the Company.

                                 Tax Overview

The Company is not in the position to provide individual tax, tax planning, financial planning or legal advice. You are strongly advised to consult with a personal tax advisor, lawyer or financial planner, to determine the tax, financial and legal ramifications of this offer on your personal situation.

                                 Tax Overview

  . No tax upon grant of restricted stock, unless 83(b) tax election (discussed later) is made.

  . Upon vesting, the fair market value (FMV) of your shares is included in your taxable wages.

  . The FMV is determined using the closing price on the 1st trading day following the vesting date.

                             Taxable Wage Example

                         Restricted Stock Tax Example
                              No 83 (b) Election:

                                     # of  FMV of   Taxable
     Event                  Date    Shares Shares Compensation
     -----                  ----    ------ ------ ------------
Issue Restricted Stock.. 11/28/2001  4000  $1.75   $    None
1st Vesting Date........ 2/27/2002    500  $2.60   $1,300.00
2nd Vesting Date........ 5/27/2002    500  $2.50   $1,250.00
3rd Vesting Date........ 8/27/2002    500  $2.75   $1,375.00
4th & Final Vesting Date 11/27/2002   500  $3.00   $1,500.00
                                                   ---------
   Total 2002...........                           $5,425.00
                                                   =========

5th Vesting Date........ 2/27/2003    500  $3.50   $1,750.00
6th Vesting Date........ 5/27/2003    500  $3.75   $1,875.00
7th Vesting Date........ 8/27/2003    500  $4.00   $2,000.00
8th & Final Vesting Date 11/27/2003   500  $4.25   $2,125.00
                                                   ---------
   Total 2003...........                           $7,750.00
                                                   =========

--------
* FMV is determined using the closing price on the 1st trading day following the vesting date
** The taxable compensation is subject to Federal, State, and Payroll tax withholding.

                                 Tax Overview

  . No Alternative Minimum Tax (AMT) preference/adjustment related to receiving or selling restricted stock.

    . Note: You may otherwise be subject to AMT as a result of your own personal tax situation.

  . If you choose not to exchange your options and they are Incentive Stock Options (ISO's) the IRS may assert that our offer to you is a "modification" of those options.

    . A modification may result in your options being characterized as a new grant with holding periods commencing on the date of the modification.

                      Tax Overview--Disposition of Shares

  . A sale of vested shares will be a capital gain or loss. (Shares are considered to be held for investment after being reported as wages).

  . Short-term capital gain is taxed at ordinary rates and long-term capital gain is currently taxed at 20%.

  . You will receive a Form 1099 from the broker reporting all dispositions of shares.

                      Tax Overview--Capital Gain Example

     Restricted Stock Tax Example
     No 83(b) Election:
     Hold Stock and Sell After Vesting Date

     Sell 1500 Shares on 12/1/2002 at $3.25 per share

     Capital Gain Calculation:
        Sales Price............................................. $    3.25
        Number of shares........................................     1,500
                                                                 ---------
        Gross Sales Proceeds.................................... $4,875.00
        Less: Broker Commissions................................ $  (15.00)
                                                                 ---------
        Net Sales Proceeds...................................... $4,860.00
        Cost paid for shares.................................... $      --
        Amount previously included in taxable income............ $3,750.00
                                                                 ---------
        Total Cost Basis........................................ $3,750.00
                                                                 ---------
        Capital Gain: Net Sales Price--Cost Basis............... $1,110.00
                                                                 =========

Because the shares were held less than 12 months from the time of vesting,the gain is short term capital gain taxed at ordinary income tax rates

                           Tax Overview--Withholding

  . Wage compensation is subject to withholding tax requirements (FIT, FICA, Medicare, State Tax).

  . The amount of federal income tax to be withheld is 27% for the years 2002 & 2003.

  .  FICA (Social Security) tax for 2002 is 6.2% up to $84,900 of wages.

  .  Medicare is taxed at 1.45% of all wages with no cap.

  . A schedule will be provided to Paine Webber on the vesting date showing the shares to be sold for each employee related to their estimated withholding taxes.

  . In general, the shares will be sold in three blocks on the three consecutive trading days following the vesting date. This is necessary to provide Paine Webber with adequate trading volume to sell the tax shares. You will be randomly assigned to one of three trading groups by Paine Webber for each quarterly vesting date.

  . If the shares are sold for more than the employee's tax obligation and the commission charge--the excess amount will be deposited into the employee's account at Paine Webber, within approximately six business days from the vesting date.

  . If the shares are sold for less than the amount needed to cover the employee's tax obligation and the commission charge, the Company will deduct the deficiency from the employee's wages.

                            Tax Withholding Example

  .  Employee, Naneen Brain is granted 4000 shares of restricted stock.

  .  Ms. Brain vests 500 shares on 2/27/2002.

  .  Assume the stock price closes at $3.00 per share on 2/27/2002.

  .  Assume that Ms. Brain is randomly assigned to selling group number 2.

  . Assume the stock price on the close of the 1/st/ trade date after vesting is $2.60 per share.

STEP 1: Estimate Taxable Compensation

     Shares Vesting.............................................       500
     Close Price on Vesting Date................................ $    3.00
                                                                 ---------
     Estimated Compensation..................................... $1,500.00
                                                                 =========

STEP 2: Estimate Taxes & Commission

     FIT....................................................... 27.00% $405
     Payroll (FICA & Medicare).................................  7.65% $115
     State.....................................................  0.00% $ --
                                                                       ----
        Total Taxes............................................        $520

     Commission................................................        $ 15
                                                                       ----
     Total Estimated Withholding...............................        $535
                                                                       ====

STEP 3: Calculate Number of Shares to be Sold

     Estimated Withholding........................................... $ 535
     Divide by:
     Close Price on Vesting Date..................................... $3.00
                                                                      -----

     Number of Shares to be sold.....................................   178
                                                                      -----

STEP 4: Sale of Shares Withheld

                                                            2/28/2002 3/1/2002 3/4/2002
                                                            --------- -------- --------
Average Sales Price........................................   $2.70   $  2.75   $2.60
Number of shares sold......................................               178
Group 2 Avg sales price....................................           $  2.75
                                                                      -------
Sales Proceeds.............................................           $489.50
Less: Commission...........................................           $    15
                                                                      -------
Net Sales Proceeds for witholding taxes....................           $474.50
                                                                      =======

STEP 5: Actual Taxable Compensation & Withholding Taxes

     Shares Vesting.......................................              500
     Close Price on 1st Trading Day.......................        $    2.60
                                                                  ---------
     Actual Compensation (Rptd on your payck).............        $1,300.00
                                                                  =========

     FIT.................................................. 27.00% $     351
     Payroll (FICA & Medicare)............................  7.65% $      99
     State................................................  0.00% $      --
                                                                  ---------
     Total Actual Withholding Reported and Remitted.......        $     450
                                                                  =========

STEP 6: Reconcile Withholding Difference

    Estimated Withholding........................................... $474.50
    Actual Withholding.............................................. $   450
                                                                     -------
    Difference--excess/(under)...................................... $    24
                                                                     =======

   Cash amounts in excess will be deposited into your broker acct within 6 business days. Amounts under will be deducted from your future pay.

STEP 7: Employee computes tax gain or loss on sale of shares withheld

     Number of shares sold........................................     178
     Sales Price.................................................. $  2.75
                                                                   -------
     Gross Proceeds............................................... $489.50
     Less: Commission............................................. $   (15)
                                                                   -------
     Net Proceeds (Rptd on Form 1099B)............................ $474.50

     Less Tax Basis (What was included in your wages)............. $462.80
     (178 shrs @ $2.60 per shr)

                                                                   -------
     Capital Gain or (Loss) to report on your tax return.......... $ 11.70
                                                                   =======
     (In this example the capital gain is short-term CG)

                        Tax Overview--(S)83(b) Election

  . An election that treats the stock as not subject to any restrictions for tax purposes.

  . Results in recognizing immediate ordinary income for the full value of all your unvested shares on the date of grant.

  . The value of the unvested shares will be determined using the closing market price on the date of grant.

  . Election must be made within 30 days of the grant of restricted shares and sent to IRS with a copy to INSP.

  . Withholding taxes are due with your election. INSP will not accept your election without payment of taxes.

  .  Risks associated with making this election:

(check mark)If shares are forfeited there is no deduction for the amount you already included as compensation income by making the election.

(check mark)A later market decline may result in capital losses which are limited to capital gains plus $3,000 per year.

  .  Future appreciation will be taxed only when you sell the shares.

  .  Only capital gain or loss would result in a later sale.

  . It is highly recommended that you consult a professional tax advisor before making this election.

                         Tax Overview-(S)83(b) Example

                         Restricted Stock Tax Example
                        Assuming 83(b) Election is Made

                                                                                                           Federal
                                                                               # of  FMV of   Taxable    Withholding
      Event                                                           Date    Shares Shares Compensation    Tax *
      -----                                                           ----    ------ ------ ------------ -----------
Issue Restricted Stock............................................ 11/28/2001  4000  $1.75   $7,000.00    $1,890.00
1st Vesting Date..................................................  2/27/2002   500  $2.25        None         None
2nd Vesting Date..................................................  5/27/2002   500  $2.50        None         None
3rd Vesting Date..................................................  8/27/2002   500  $2.75        None         None
4th & Final Vesting Date.......................................... 11/27/2002   500  $3.00        None         None
                                                                                                          ---------
   Total 2002.....................................................                                             None
                                                                                                          =========

5th Vesting Date..................................................  2/27/2003   500  $3.50        None         None
6th Vesting Date..................................................  5/27/2003   500  $3.75        None         None
7th Vesting Date..................................................  8/27/2003   500  $4.00        None         None
8th & Final Vesting Date.......................................... 11/27/2003   500  $4.25        None         None
                                                                                             ---------    ---------
   Total 2003.....................................................                           $      --    $      --
                                                                                             =========    =========

--------
* FMV is determined using the closing price on the 1st trading day following the vesting date
** The taxable compensation is subject to Federal, State, and Payroll tax withholding.

                        Tax Overview--(S)83(b) Example

                         Restricted Stock Tax Example
                        Assuming 83(b) Election is Made
                    Hold Stock and Sell After Vesting Date

        Sell 1500 Shares on 12/1/2002 at $3.25 per share
        Capital Gain Calculation:
             Sales Price.................................... $    3.25
             Number of shares...............................     1,500
                                                             ---------
             Gross Sales Proceeds........................... $4,875.00
             Less: Broker Commissions....................... $  (15.00)
                                                             ---------
             Net Sales Proceeds............................. $4,860.00
             Cost paid for shares........................... $      --
             Amount previously included in taxable income... $2,625.00
                                                             ---------
             Total Cost Basis............................... $2,625.00
                                                             ---------
             Capital Gain: Sales Price--Cost Basis.......... $2,235.00
                                                             =========

   Because the shares were held for at least 12 months from the date of grant, (the effective date of the 83(b) election) the gain is long-term capital gain taxed at 20%.

                            Sources of Information

  .  Letter to U.S. Employee Option Holders dated October 29, 2001

  .  Exchange Offer Information Packet

  . Restricted Stock Agreement (as soon as practicable following the expiration of the offer and subject to the its acceptance)

  .  FAQ on the Intranet at http://bridge.inspinc.ad/

  .  Send questions via email to eo@infospace.com

                                  Questions?